UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2012

TITAN OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53901	26-2780766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada
(Address of Principal Executive Offices)

89128
(Zip Code)

(702) 562-4315
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 2, 2012 the Board of Directors of Titan Oil & Gas, Inc. (the “Registrant”) elected Mr. Michal Gnitecki President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and Director of the Registrant.

Mr. Gnitecki, age 32, is an experienced, Alberta-based, petroleum geologist.  Since November 2010 Mr. Gnitecki has been working as a Project Manager for PHH Arc Environmental in Calgary, Alberta.  From September 2008 to October 2010 he was a Project Manager at Adler Environmental Solutions, from January 2007 to August 2008 he was an Environmental Geologist at Cirrus Environmental Services, and from June 2004 to December 2006 he was a Geotechnical Technologist at AMEC Earth and Environmental.  Since April 2, 2012 Mr. Gnitecki has also served as Secretary and Director of Buckeye Oil & Gas, Inc. which is an exploration stage oil and gas exploration company listed on the OTC:BB.  Mr. Gnitecki graduated from Brandon University in Manitoba, Canada with a Bachelor of Science – Geology in 2004.  Mr. Gnitecki was appointed to his positions with the Registrant due to his industry experience.

Effective as of October 1, 2012, Jack Adams resigned from his positions as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and Director of the Registrant.

Mr. Gnitecki will be paid CDN $750 per month to serve as a director and officer of the Registrant.  For all the terms and provisions of the service agreement, reference is hereby made to such document annexed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

10.1	Service Agreement Dated October 2, 2012 between Michal Gnitecki and Titan Oil & Gas, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN OIL & GAS, INC.

By: /s/ Michal Gnitecki
Name:  Michal Gnitecki
Title:   President, Chief Executive Officer,
Chief Financial Officer, Chief Accounting Officer,
Treasurer, and Secretary

Date:  October 4, 2012